BCB Bancorp, Inc., Announces Increases in Quarterly Earnings (Unaudited), and Quarterly Cash Dividend

BAYONNE, N.J. - April 24, 2008 - BCB Bancorp, Inc., Bayonne, NJ (NASDAQ: BCBP) announced an increase in net earnings of $41,000 or 3.2% to $1.30 million for the quarter ended March 31, 2008 compared to $1.26 million for the quarter ended March 31, 2007. Basic and diluted earnings per share were both $0.28 for the three months ended March 31, 2008 as compared to $0.25 per share, respectively, for the three months ended March 31, 2007. The weighted average number of common shares outstanding for the three months ended March 31, 2008 for basic and diluted earnings per share calculation purposes was 4,617,000 and 4,721,000 respectively. The weighted average number of common shares outstanding for the three months ended March 31, 2007 for basic and diluted earnings per share calculation purposes was 5,006,000 and 5,136,000 respectively.

As of March 31, 2008 total assets increased by $2.4 million or 0.4% to $565.9 million from $563.5 million at December 31, 2007. Total cash and cash equivalents increased by $10.4 million or 88.1% to $22.2 million at March 31, 2008 from $11.8 million at December 31, 2007. Loans receivable increased by $9.0 million or 2.5% to $373.7 million at March 31, 2008 from $364.7 million at December 31, 2007. Securities held-to-maturity decreased by $17.1 million or 10.4% to $147.9 million at March 31, 2008 from $165.0 million at December 31, 2007. Deposits increased by $2.6 million or 0.7% to $401.4 million at March 31, 2008 from $398.8 million at December 31, 2007. Total stockholders' equity increased by $15,000 to $48.52 million at March 31, 2008 from $48.51 million at December 31, 2007 reflecting net income of $1.3 million, partially offset by a $793,000 decrease due to the repurchase of 52,446 shares of common stock and the payment of a quarterly cash dividend totaling $417,000.

Net income increased by $41,000 or 3.2% to $1.30 million for the three months ended March 31, 2008 from $1.26 million for the three months ended March 31, 2007. The increase in net income primarily reflects an increase in net interest income partially offset by a decrease in non-interest income and increases in non-interest expense, the provision for loan losses and income taxes. Net interest income increased by $485,000 or 11.6% to $4.7 million for the three months ended March 31, 2008 from $4.2 million for the three months ended March 31, 2007. This increase resulted primarily from an increase in average earning assets of $49.7 million or 9.9% to $550.0 million for the three months ended March 31, 2008 from $500.3 million for the three months ended March 31, 2007, funded primarily through an increase in average interest bearing liabilities of $54.4 million or 12.9% to $477.1 million for the three months ended March 31, 2008 from $422.7 million for the three months ended March 31, 2007 and an increase in the net interest margin to 3.40% for the three months ended March 31, 2008 from 3.35% for the three months ended March 31, 2007.

Donald Mindiak President & CEO commented that, "despite the challenging operating environment for financial institutions, we recorded increases in net interest income and net income on a comparative quarter and a linked quarter basis. This points to improved operational results through our core business activities, primarily as a result of an increase in our net interest margin. While credit quality issues remain a primary focus and concern, I am pleased to report that we have no exposure to any sub-prime loans or any complex mortgage related derivative securities. During the first quarter we were able to increase our provision accrual and reduce our non-accrual loan balances, all while increasing net income. Basic earnings per share increased 12.0% compared to the first quarter of 2007 and 27.3% on a linked quarter basis."

"The Board of Directors has unanimously approved a $0.10/share quarterly cash dividend to shareholders of record on April 30th, 2008, payable on May 15th, 2008. This $0.01 or 11.1% increase in our cash dividend reflects the Board's philosophy of providing our shareholders with a competitive return on their investment. This represents a dividend payout ratio of 35.7% which we believe compares favorably with our peers. Likewise, the continuing execution of our stock repurchase plan is consistent with the Board's confidence in the franchise value of BCB Bancorp and the implementation and execution of initiatives which have the capacity of increasing franchise and shareholder value."

BCB Community Bank presently operates four offices, three located in Bayonne and one located in Hoboken, New Jersey.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers' businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services.

It also should be noted that the Company occasionally evaluates opportunities to expand through acquisition and may conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur. Furthermore, the timing and occurrence or non-occurrence of these events may be subject to circumstances beyond the Company's control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.